Exhibit 21

                               CENTURA BANKS, INC.


                        SUBSIDIARY OF CENTURA BANKS, INC.




Subsidiary Name      Location            Percent Ownership
-------------------- ------------------- ---------------------
Centura Bank         North Carolina      100%